UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2006
Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-21873 (Commission File Number)	36-3924586 (I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2006, First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wachovia Capital Markets, LLC, Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters and as representatives of several other underwriters listed therein (collectively, the “Underwriters”) pursuant to which the Company agreed to issue, and the Underwriters agreed to purchase, 6,000,000 Depositary Shares (the “Depositary Shares”), each representing 1/10,000 of a share of the Company’s 7.25% Series J Cumulative Redeemable Preferred Stock (the “Preferred Shares”), $.01 par value, in a public offering at an offering price of $25.00 per Depositary Share. The proportionate liquidation preference of each Depositary Share is $25.00.  The offering of the Depositary Shares was consummated on January 13, 2006 and the proceeds therefrom were used in connection with the redemption of all of the outstanding shares of the Company's Series I Flexible Cumulative Redeemable Preferred Stock (the "Series I Preferred Stock").

Affiliates of two of the underwriters in the offering of the Preferred Shares, Wachovia Capital Markets, LLC, and J.P. Morgan Securities Inc., are lenders under the Operating Partnership’s $500 million credit facility. An affiliate of Wachovia Capital Markets, LLC was the sole purchaser of the Company's Series I Preferred Stock in November 2005. Net proceeds from the sale of the Depositary Shares, together with the net proceeds from the Company’s recent sale of its common shares and the Operating Partnership’s notes, have been used for the repayment of borrowings under the Operating Partnership’s credit facilities, the acquisition and development of additional properties, the redemption of shares of the Series I Preferred Stock and/or for general corporate purposes and, in the case of repayment of borrowings under the Operating Partnership’s credit facilities and redemption of the Series I Preferred Stock, affiliates of certain of the underwriters as described above received proceeds of the offerings.

Copies of the Underwriting Agreement and the Tenth Amended and Restated Partnership Agreement of the Operating Partnership are filed as Exhibits 1.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
1.1
Underwriting Agreement dated January 10, 2006 among the Company, the Operating Partnership, Wachovia Capital Markets, LLC, Credit Suisse First Boston LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriters and as representatives of several other underwriters listed therein (incorporated by reference to Exhibit 4.1 of the current report on Form 8-K of the Company dated January 17, 2006, File No. 1-13102)

4.1
Tenth Amended and Restated Partnership Agreement of First Industrial, L.P. dated January 13, 2006 (incorporated by reference to Exhibit 10.2 of the current report on Form 8-K of the Company dated January 17, 2006, File No. 1-13102)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL, L.P.
By: FIRST INDUSTRIAL REALTY TRUST, INC.
By: /s/ Scott A. Musil
Name: Scott A. Musil Title: Sr. Vice President, Controller, Treasurer and Asst. Secretary

Date: January 17, 2006